As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Natural Gas Services Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	75-2811855
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2911 South County Road 1260	79706
Midland, Texas	(Zip Code)
(Address of Principal Executive Offices)
Natural Gas Services Group, Inc.
1998 Stock Option Plan
(Full Title of the Plan)
Stephen C. Taylor
Chairman of the Board, President
and Chief Executive Officer
2911 South County Road 1260
Midland, Texas 79706
(Name and Address of Agent For Service)
432-563-3974
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Thomas W. Ortloff
Lynch, Chappell & Alsup, P.C.
300 N. Marienfeld, Suite 700
Midland, Texas 79701
(432) 683-3351
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class		Maximum	Maximum	Amount of
of Securities To Be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share(1)	Offering Price	Fee
Common Stock, $.01 par value	400,000(2)	$19.12	$7,648,000	$234.80

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low sales prices of the Registrant’s Common Stock as reported on the American Stock Exchange on November 7, 2007, within five business days prior to filing.

(2)	In accordance with Rule 416, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividend, recapitalization or any other similar transaction, as provided by the Registrant’s 1998 Stock Option Plan.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to the registration of 400,000 additional shares of common stock authorized for issuance under the Registrant’s 1998 Stock Option Plan, as amended. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, No. 333-110954, filed by the Registrant with the Securities and Exchange Commission on December 5, 2003, are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit No.	Description

*5	Opinion of Lynch, Chappell & Alsup, a Professional Corporation

10.1	1998 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K Report dated May 9, 2006 and filed with the Securities and Exchange Commission on May 15, 2006 )

*23.1	Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

*23.2	Consent of Hein & Associates LLP

*24	Power of Attorney contained on Page 3 hereof

*	Filed herewith

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 12th day of November, 2007.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Taylor and Earl R. Wait, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Taylor	Chairman of the Board,	November 12, 2007
Stephen C. Taylor	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Earl R. Wait	Vice President — Accounting	November 12, 2007
Earl R. Wait	(Principal Accounting and Principal Financial Officer)

Signature	Title	Date

/s/ Alan A. Baker	Director	November 12, 2007
Alan A. Baker

/s/ John W.Chisholm	Director	November 12, 2007
John W. Chisholm

	Director	November 12, 2007
Charles G. Curtis

	Director	November 12, 2007
Paul D. Hensley

/s/ William F. Hughes, Jr.	Director	November 12, 2007
William F. Hughes, Jr.

/s/ Gene A. Strasheim	Director	November 12, 2007
Gene A. Strasheim

/s/ Richard L. Yadon	Director	November 12, 2007
Richard L. Yadon

EXHIBIT INDEX

Exhibit No.	Description

*5	Opinion of Lynch, Chappell & Alsup, a Professional Corporation

10.1	1998 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K Report dated May 9, 2006 and filed with the Securities and Exchange Commission on May 15, 2006 )

*23.1	Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

*23.2	Consent of Hein & Associates LLP

*24	Power of Attorney contained on Page 3 hereof

*	Filed herewith

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